Exhibit 99.1

THE REALREAL ANNOUNCES FULL EXERCISE OF OPTION BY INITIAL PURCHASERS TO PURCHASE ADDITIONAL 3.00% CONVERTIBLE SENIOR NOTES DUE 2025

SAN FRANCISCO, June 22, 2020 – The RealReal, Inc. (Nasdaq: REAL), the world’s largest online marketplace for authenticated, consigned luxury goods, announced today that it closed the issuance of an additional $22.5 million in aggregate principal amount of its 3.00% Convertible Senior Notes due 2025 (the “Notes”), pursuant to the exercise in full of the initial purchasers’ option to purchase such additional notes (the “Option Notes”) in connection with the previously announced Notes offering that closed on June 15, 2020.

The Option Notes have the same terms as the Notes previously issued on June 15, 2020. The Option Notes were issued under the same Indenture as the Notes dated as of June 15, 2020 between the Company and U.S. Bank National Association, as trustee, which terms are described in the Company’s Current Report on Form 8-K filed on June 16, 2020.

The sale of the Option Notes to the initial purchasers closed on June 22, 2020, and resulted in approximately $21.7 million in net proceeds to the Company (in addition to the previously announced estimated net proceeds of $144.1 million from the initial closing of the offering of the Notes on June 15, 2020) after deducting fees and estimated offering expenses payable by the Company.

On June 18, 2020, in connection with the issuance of the Option Notes, the Company has entered into additional privately negotiated capped call transactions with certain of the initial purchasers or their affiliates. The capped call transactions cover, subject to anti-dilution adjustments, the number of shares of common stock underlying the Option Notes sold in the offering. The additional capped call transactions are on substantially similar terms as the base capped call transactions entered into on June 10, 2020.

The Company used approximately $2.9 million of the net proceeds from the offering of the Option Notes to pay the cost of the additional capped call transactions. The Company intends to use the remaining net proceeds for general corporate purposes.

The offering of the Option Notes is only being made pursuant to Rule 144A under the Securities Act. Neither the Option Notes nor any shares of the Company’s common stock issuable upon conversion of the Option Notes have been or are expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

IR Contact

Paul Bieber

Head of Investor Relations

paul.bieber@therealreal.com

Press Contact

Erin Santy

Head of Communications

pr@therealreal.com

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning unaudited financial results, industry or market outlook, customer demand, revenues, product volumes, or other expected future financial results or performance; and any statements using the terms “believe,” “expect,” “intend,” “outlook,” “future,” “anticipate,” “will,” “could,” “estimate,” “guidance,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties, which could cause our actual results, performance, and financial condition to differ materially from our expectations.